EXHIBIT 4

                          FIRST MIDWEST FINANCIAL, INC.


                      1995 Stock Option and Incentive Plan


           1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining officers and employees of the Corporation and its Affiliates. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code but not all Options granted hereunder are required to be Incentive Stock Options.

           2. Definitions. The following definitions are applicable to the Plan:

                 "Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Corporation as such terms are defined in Section 425(e) and
(f), respectively, of the Code.

                 "Award" -- means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, a Limited Stock Appreciation Right, or of Restricted Stock, or any combination thereof, as provided in the Plan.

                 "Code" -- means the Internal Revenue Code of 1986, as amended.

                 "Committee" -- means the Committee referred to in Section 3 hereof.

                 "Continuous   Service"   --  shall  mean  the  absence  of  any
interruption or termination of service as an officer or employee of the Corporation or an Affiliate, except that when used with respect to persons granted an Incentive Stock Option means the absence of any interruption or termination of service as an employee of the Corporation or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or in the case of transfers between payroll locations of the Corporation or between the Corporation, its parent, its subsidiaries or its successor.

                 "Corporation"  --  means  First  Midwest  Financial,   Inc.,  a
Delaware corporation and any successor thereto.

                 "Early Retirement" -- means retirement from employment with the Corporation prior to the Participant having reached the age of 65; provided the Participant has maintained Continuous Service for at least three years.

                 "Employee" -- means any person, including an officer, who is employed by the Corporation or any Affiliate.

                 "ERISA" -- means the Employee Retirement Income Security Act of 1974, as amended.

                 "Exercise Price" -- means (i) in the case of an Option, the price per Share at which the Shares subject to such Option may be purchased upon exercise of such Option and (ii) in the case of a Right, the price per Share (other than the Market Value per Share on the date of exercise and the Offer Price per Share as defined in Section 10 hereof) which, upon grant, the Committee determines shall be utilized in calculating the aggregate value which a Participant shall be entitled to receive pursuant to Sections 9, 10 or 13 hereof upon exercise of such Right.

                 "Incentive Stock Option" -- means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof which is subject to the limitations and restrictions of Section 8 hereof and is intended to qualify under Section 422 of the Code.

                 "Limited   Stock   Appreciation   Right"   --   means  a  stock
appreciation right with respect to Shares granted by the Committee pursuant to Sections 6 and 10 hereof.

                 "Market Value" -- means the average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 (the "Exchange Act") on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a Share on such date on the Nasdaq Stock Market, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine.

                 "Non-Qualified Stock Option" -- means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof, which option is not intended to, or does not, qualify under Section 422(b) of the Code.

                 "Normal Retirement" -- means retirement from employment with the Corporation after the Participant has (i) reached the age of 65 and (ii) maintained Continuous Service for at least three years.

                 "Option" -- means an Incentive Stock Option, a Non-Qualified Stock Option or a Reload Option.

                 "Participant"   --  means  any   officer  or  employee  of  the
Corporation or any Affiliate who is selected by the Committee to receive an Award.

                 "Plan" -- means the 1995 Stock Option and Incentive Plan of the Corporation.

                 "Related" -- means (i) in the case of a Right, a Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another Right and (ii) in the case of an Option, an Option with respect to which and to the extent a Right is exercisable, in whole or in part, in lieu thereof has been granted.

                 "Reload Option" -- means an Option to purchase Shares that is granted pursuant to Section 7(h) hereof.

                 "Restricted Period" -- means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under
Section 11 hereof with respect to Restricted Stock awarded under the Plan.

                 "Restricted Stock" -- means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 11 hereof, so long as such restrictions are in effect.

                 "Right" -- means a Limited Stock Appreciation Right or a Stock Appreciation Right.

                 "Shares"   --  means  the   shares  of  common   stock  of  the
Corporation.

                 "Stock Appreciation Right" -- means a stock appreciation right with respect to Shares granted by the Committee pursuant to Sections 6 and 9 hereof.

           3. Administration. The Plan shall be administered by a Committee consisting of two or more members of the Board of Directors of the Corporation, each of whom (i) shall be an outside director as defined under Section 162(m) of the Code and the regulations thereunder and (ii) would not by reason of their service on such Committee cause any Award to fail to be exempt under Rule 16(b) of the Exchange Act or any similar or successor provision. The members of the Committee shall be appointed by the Board of Directors of the Corporation. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

           A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

           4. Participation. The Committee may select from time to time Participants in the Plan from those officers and employees of the Corporation or its Affiliates who, in the opinion of the Committee, have the capacity for contributing to the successful performance of the Corporation or its Affiliates.

           5. Shares Subject to Plan.  Subject to adjustment by the operation of
Section 12 hereof, the maximum number of shares with respect to which Awards may be made under the Plan is 178,802 shares. Notwithstanding the foregoing, no individual shall be granted awards in any calendar year with respect to more than 25% of the total shares subject to the Plan. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or previously issued shares reacquired and held as treasury shares. Shares which are subject to Related Rights and Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option or Right which terminates or with respect to Restricted Stock which is forfeited, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

           6. General Terms and Conditions of Options and Rights. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and/or Rights and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions:
(i) the Exercise Price of any Option or Right, which shall not be less than the Market Value per Share at the date of grant of such Option or Right, (ii) the number of Shares subject to, and the expiration date of, any Option or Right, which expiration date shall not exceed ten years from the date of grant, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option or Right, and (iv) the restrictions, if any, to be placed upon such Option or Right or upon Shares which may be issued upon exercise of such Option or Right. The Committee may, as a condition of granting any Option or Right, require that a Participant agree not to thereafter exercise one or more Options or Rights previously granted to such Participant.

           7. Exercise of Options or Rights.

              (a) An Option or Right granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option or Right was granted only by such Participant, and except as provided in paragraphs (c), (d), (e) (f) and (h) of this Section 7, no such Option or Right may be exercised unless at the time such Participant exercises such Option or Right, such Participant has maintained Continuous Service since the date of grant of such Option or Right. Cash settlements of Rights may be made only in accordance with any applicable restrictions pursuant to Rule 16b-3(e) under the Exchange Act or any similar or successor provision.

              (b) To exercise an Option or Right under the Plan, the Participant to whom such Option or Right was granted shall give written notice to the Corporation in form satisfactory to the Committee (and, if partial exercises have been permitted by the Committee, by specifying the number of Shares with respect to which such Participant elects to exercise such Option or Right) together with full payment of the Exercise Price, if any and to the extent required. The date of exercise shall be the date on which such notice is received by the Corporation. Payment, if any is required, shall be made either
(i) in cash (including check, bank draft or money order) or (ii) in the case of an Option with respect to which Reload Options are authorized pursuant to
Section 7(h) hereof (or, in the case of any other Option, if permitted by the Committee), by delivering (A) Shares already owned by the Participant and having a fair market value equal to the applicable exercise price, such fair market value to be determined in such appropriate manner as may be provided by the Committee or as may be required in order to comply with or to conform to requirements of any applicable laws or regulations, or (B) a combination of cash and such Shares.

              (c) If a Participant to whom an Option or Right was granted shall cease to maintain Continuous Service for any reason (including Early Retirement, but excluding Normal Retirement, disability (within the meaning of Section 22(e)-3 of the Code), death and termination of employment by the Corporation or any Affiliate for cause), such Participant may, but only within the period of three months immediately succeeding such cessation of Continuous Service and in no event after the expiration date of such Option or Right, exercise such Option or Right to the extent that such Participant was entitled to exercise such Option or Right at the date of such cessation, provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Committee otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option or Right. If the Continuous Service of a Participant to whom an Option or Right was granted by the Corporation is terminated for cause, all rights under any Option or Right of such Participant shall expire immediately upon the giving to the Participant of notice of such termination.

              (d) If a Participant to whom an Option or Right was granted shall cease to maintain Continuous Service due to Normal Retirement, such Participant may, but only within the period of one year immediately succeeding such cessation of Continuous Service and in no event after the expiration date of such Option or Right, exercise such Option or Right to the extent that such Participant was entitled to exercise such Option or Right at the date of such cessation, provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Committee otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option or Right.

              (e) In the event of the disability of a Participant while in the Continuous Service of the Corporation or an Affiliate or within the three month period referred to in paragraph (c) of this Section 7, such Participant may, but only within the period of one year immediately succeeding such cessation of Continuous Service and in no event after the expiration date of such Option or Right, exercise such Option or Right to the extent that such Participant was entitled to exercise such Option or Right at the date of such cessation, provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Committee otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option or Right.

              (f) In the event of the death of a Participant while in the Continuous Service of the Corporation or an Affiliate or within the three month period referred to in paragraph (c) or the one year periods referred to in paragraphs (d) and (e) of this Section 7, the person to whom any Option or Right held by the Participant at the time of his death is transferred by will or the laws of descent and distribution or in the case of an Award other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder may, but only to the extent such Participant was entitled to exercise such Option or Right immediately prior to his death, exercise such Option or Right at any time within a period of two years succeeding the date of death of such Participant, but in no event later than ten years from the date of grant of such Option or Right. Following the death of any Participant to whom an Option was granted under the Plan, irrespective of whether any Related Right shall have been granted to the Participant or whether the person entitled to exercise such Related Right desires to do so, the Committee may, as an alternative means of settlement of such Option, elect to pay to the person to whom such Option is transferred by will or by the laws of descent and distribution or in the case of an Option other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder, the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

              (g)  Notwithstanding  the provisions of subparagraphs  (c) through
(f) above, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of termination to the extent permitted by applicable federal and state law.

              (h) Concurrently with the grant of any Option (an "Underlying Option"), the Committee may authorize Reload Options permitting the grantee of the Underlying Option to purchase for cash, Shares or a combination thereof, an aggregate number of Shares not greater than the sum of (i) the number of Mature Shares (as defined hereinbelow) used in exercises of the Underlying Option and
(ii) to the extent authorized by the Committee, the number of Mature Shares used to satisfy any tax withholding requirement incident to exercises of the Underlying Option. The grant of each Reload Option so authorized by the Committee shall become effective upon the exercise (a "Stock Exercise") of all or part of the Underlying Option through the use of Shares held by the optionee for at least 12 months prior to such exercise ("Mature Shares"), provided, however, that no Reload Option shall first become effective after the optionee has ceased to maintain Continuous Service. Reload Options may be authorized with respect to Options that are themselves granted as Reload Options if so authorized by the Committee. Upon each Stock Exercise of an Underlying Option, the Exercise Price of the resulting Reload Option, the number of Shares covered thereby, and, in the discretion of the Committee and subject to the limitations and restrictions of Section 8 hereof, the determination that the Reload Option is intended to qualify as an Incentive Stock Option, shall be evidenced through an agreement or other instrument evidencing the Reload Option. The Exercise Price of a Reload Option shall be the Market Value per Share on the date the grant of the Reload Option becomes effective. Each Reload Option shall become fully exercisable six months from its effective date. The term of each Reload Option shall be equal to the remaining term of the Underlying Option.

           8. Incentive Stock Options. Any provision of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option shall be granted more than ten years from the date the Plan is adopted by the Board of Directors of the Corporation and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted, (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iii) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant's lifetime only by such Participant, (iv) no Incentive Stock Option shall be granted to any individual who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Affiliate unless the Exercise Price of such Incentive Stock Option is at least 110% of the Market Value per Share at the date of grant and such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted, and (v) the aggregate Market Value (determined as of the time any Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed $100,000. To the extent that the Option, or portion thereof, does not qualify as an Incentive Stock Option for any reason, such Option (or portion thereof) shall become a Non-Qualified Stock Option under the Plan.

           9. Stock Appreciation Rights. A Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Stock Appreciation Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or Market Value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Corporation shall not issue any fractional shares) the amount by which the Market Value per Share on the date of such exercise shall exceed the Exercise

Price of such Stock Appreciation Right, multiplied by the number of Shares with respect of which such Stock Appreciation Right shall have been exercised. A Stock Appreciation Right may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. At the time of grant of an Option the Committee shall determine whether and to what extent a Related Stock Appreciation Right shall be granted with respect thereto; provided, however, and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option, the Related Stock Appreciation Right shall satisfy all the restrictions and limitations of Section 8 hereof as if such Related Stock Appreciation Right were an Incentive Stock Option and as if other rights which are Related to Incentive Stock Options were Incentive Stock Options. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option, any Related Stock Appreciation Right shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

          10. Limited Stock Appreciation Rights. At the time of grant of an Option or Stock Appreciation Right to any Participant, the Committee shall have full and complete authority and discretion also to grant to such Participant a Limited Stock Appreciation Right which is related to such Option or Stock Appreciation Right; provided, however, and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option, the Related Limited Stock Appreciation Right shall satisfy all the restrictions and limitations of Section 8 hereof as if such Related Limited Stock Appreciation Right were an Incentive Stock Option and as if all other Rights which are Related to Incentive Stock Options were Incentive Stock Options. Notwithstanding any other provision of the Plan, a Limited Stock Appreciation Right shall be exercisable only during the period beginning on the first day following the date of expiration of any "Offer" (as such term is hereinafter defined) and ending on the forty-fifth day following such date.

          A Limited Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Limited Stock Appreciation Right was granted to receive an amount of cash equal to the amount by which the "Offer Price per Share" (as such term is hereinafter defined) or the Market Value on the date of such exercise, as shall have been provided by the Committee in its discretion at the time of grant, shall exceed the Exercise Price of such Limited Stock Appreciation Right, multiplied by the number of Shares with respect to which such Limited Stock Appreciation Right shall have been exercised. Upon the exercise of a Limited Stock Appreciation Right, any Related Option and/or Related Stock Appreciation Right shall cease to be exercisable to the extent of the Shares with respect to which such Limited Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option or Related Stock Appreciation Right, any Related Limited Stock Appreciation Right shall terminate to the extent of the Shares with respect to which such Related Option or Related Stock Appreciation Right was exercised or terminated.

          For the purposes of this Section 10, the term "Offer" shall mean any tender offer or exchange offer for Shares other than one made by the Corporation, provided that the corporation, person or other entity making the offer acquires pursuant to such Offer either (i) 25% of the Shares outstanding immediately prior to the commencement of such Offer or (ii) a number of shares which, together with all other shares acquired in any tender offer or exchange offer (other than one made by the Corporation) which expired within sixty days of the expiration date of the offer in question, equals 25% of the Shares outstanding immediately prior to the commencement of the offer in question. The term "Offer Price per Share" as used in this Section 10 shall mean the highest price per Share paid in any Offer which Offer is in effect any time during the period beginning on the sixtieth day prior to the date on which a Limited Stock Appreciation Right is exercised and ending on the date on which such Limited Stock Appreciation Right is exercised. Any securities or property which are part or all of the consideration paid for Shares in the Offer shall be valued in determining the Offer Price per Share at the higher of (i) the valuation placed on such securities or property by the corporation, person or other entity making such Offer or (ii) the valuation placed on such securities or property by the Committee.

          11. Terms and Conditions of Restricted Stock. The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (f) of this Section 11, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this
Section 11.

              (a) At the time of an award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period during which or at the expiration of which, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 11, the shares awarded as Restricted Stock shall vest, and subject to any such other terms and conditions as the Committee shall provide shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, except as hereinafter provided, during the Restricted Period. Except for such restrictions, and subject to paragraphs (c), (d) and (e) of this Section 11 and
Section 12 hereof, the Participant as owner of such shares shall have all the rights of a stockholder including but not limited to the right to receive all dividends paid on such shares and the right to vote such shares. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any shares of Restricted Stock prior to the expiration of the Restricted Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

              (b) Except as provided in Section 14 hereof, if a Participant ceases to maintain Continuous Service for any reason other than death, total or partial disability or Normal or Early Retirement, unless the Committee shall otherwise determine and provide in the agreement referred to in paragraph (d) of this Section 11, all shares of Restricted Stock awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 11 shall upon such termination of Continuous Service be forfeited and returned to the Corporation. Unless the Committee shall otherwise determine and provide in the agreement referred to in paragraph (d) of this Section 11, if a Participant ceases to maintain Continuous Service by reason of death, total or partial disability or Normal or Early Retirement, such portion of such shares of Restricted Stock awarded to such Participant which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 11 as shall be equal to the portion of the Restricted Period with respect to such shares which shall have elapsed at the time of such termination of Continuous Service, shall be free of restrictions and shall not be forfeited.

              (c) Each certificate in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Corporation and shall bear the following (or a similar) legend:

                 "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 1995 Stock Option and Incentive Plan of First Midwest Financial, Inc. and an Agreement entered into between the registered owner and First Midwest Financial, Inc. Copies of such Plan and Agreement are on file in the offices of the Secretary of First Midwest Financial, Inc., Fifth at Erie, Storm Lake, Iowa 50588."

              (d) At the time of an award of shares of Restricted Stock, the Participant shall enter into an Agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the award and such other matters as the Committee shall in its sole discretion determine.

              (e) At the time of an award of shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on such shares, or a specified portion thereof, by the Corporation shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed under paragraph (a) of this Section 11 or (ii) the forfeiture of such shares under paragraph (b) of this Section 11, and shall be held by the Corporation for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in
(i) and (ii) of the immediately preceding sentence.

              (f) At the expiration of the restrictions imposed by paragraph (a) of this Section 11, the Corporation shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 11 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (c) of this Section 11 and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 11.

          12. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Corporation in the manner provided in Section 11(c) hereof.

          13. Effect of Merger on Options or Rights. In the case of any merger, consolidation or combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof), any Participant to whom an Option or Right has been granted shall have, in addition to the rights of exercise pursuant to Section 7 hereof, the right (subject to the provisions of the Plan and any limitation applicable to such Option or Right), thereafter and during the term of each such Option or Right, to receive upon exercise of any such Option or Right an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the Exercise Price of such Right or Option, multiplied by the number of Shares with respect to which such Option or Right shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

          14. Effect of Change in Control. Each of the events specified in the following clauses (i) through (iii) of this Section 14 shall be deemed a "change of control": (i) any third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Corporation may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board of Directors of the Corporation, or (iii) the stockholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Corporation. Upon a change in control, unless the Committee shall have otherwise provided in the agreement referred to in paragraph (d) of Section 11 hereof, any Restricted Period with respect to Restricted Stock awarded to such Participant shall lapse and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if the event specified in clause (iii) above shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option or Stock Appreciation Right, all Options and Stock Appreciation Rights granted and not fully exercisable shall become exercisable in full upon the happening of such event; provided, however, that no Option or Stock Appreciation Right which has previously been exercised or otherwise terminated shall become exercisable.

          15. Assignments and Transfers. No Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution, or in the case of Awards other than Incentive Stock Options pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder.

          16. Employee Rights Under the Plan. No officer or employee shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

          17. Delivery and Registration of Stock. The Corporation's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other federal, state or local securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the committee shall determine to be necessary or advisable.

          This Plan is intended to comply with Rule 16b-3 under the Exchange Act. Any provision of the Plan which is inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and shall not affect the validity of the remaining provisions of the Plan.

          18. Withholding Tax. Upon the termination of the Restricted Period with respect to any shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Corporation shall have the right to require the Participant or other person receiving such shares to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of shares held by it to cover the amount required to be withheld. The Corporation shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments.

          The Corporation shall have the right to deduct from all amounts paid in cash with respect to the exercise of a Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or Right pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such shares sufficient to cover the amount required to be withheld.

          19. Amendment or Termination. The Board of Directors of the Corporation may amend, suspend or terminate the Plan or any portion thereof at any time, but no amendment shall be made without approval of the stockholders of the Corporation which shall (i) change the number of shares with respect to which Awards may be made under the Plan as set forth in Section 5 hereof (except as provided in Section 12 hereof) or (ii) change the Participants eligible to participate in the Plan; provided, further that no such amendment, suspension or termination of the Plan shall be permitted except in accordance with Rule 16(b) of the Exchange Act or any similar or successor provision.

          20. Effective Date and Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors of the Corporation, subject to the approval of the Plan by the shareholders of the Corporation. It shall continue in effect for a term of ten years unless sooner terminated under Section 19 hereof.